UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report	March 26, 2021
(Date of earliest event reported)

BANK OF HAWAII CORP

(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Merchant Street	Honolulu	Hawaii	96813
(Address of principal executive offices)	(City)	(State)	(Zip Code)

(888) 643-3888

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol	Name of each exchange on which registered
Common Stock	$.01 Par Value	BOH	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(e).  Compensatory Retention Arrangements of Certain Officers.

Bank of Hawaii’s success largely depends on maintaining stability among its senior executives, both in terms of continuing the Company’s recent levels of high performance, as well as properly executing the Company’s well-defined succession planning objectives. Specifically, creating an overlap of experience between the current executive team and the next generation of Bank of Hawaii leadership provides the Company with the highest probability of maintaining long-term sustainable success.

To that end, on March 26, 2021, the Human Resources and Compensation Committee of the Board of Directors of the Company approved a Select Executive Retention Program (the "Retention Program") for certain members of the Company’s senior leadership team, including the following named executive officers:

•	Mary E. Sellers, Vice Chair and Chief Risk Officer;
•	Sharon M. Crofts, Vice Chair and Senior Executive Director of Operations & Technology;
•	James C. Polk, Vice Chair and Chief Commercial Officer; and
•	Dean Y. Shigemura, Vice Chair and Chief Financial Officer.

The Retention Program will consist of two plans: 1) a Special Retention Incentive Plan (“SRIP”); and 2) a Supplemental Restricted Stock Grant Program (“SRSGP”).

The following named executive officers were selected to participate in the SRIP:

Participant	Retention Amount	Cash	Restricted Stock Grants
Mary E. Sellers	$4,500,000	$2,250,000	24,158
Sharon M. Crofts	$3,000,000	$1,500,000	16,105

As more fully set forth in the SRIP Letter Agreement and SRIP Restricted Stock Grant Agreement, forms of which are attached hereto as Exhibits 10.1 and 10.2, and incorporated herein by reference, each SRIP participant is granted a performance-based award, 50% in the form of cash and 50% in the form of restricted stock with vesting following a three-year performance period, pursuant to the Bank of Hawaii Corporation 2014 Stock and Incentive Plan ("2014 Stock and Incentive Plan").  For the award to vest, the participant must remain employed with the Bank through March 29, 2024, and perform at a level that meets expectations.

The final award amount will depend upon the Bank's performance relative to regional bank comparators, as measured by certain performance metrics over the three-year performance period of 2021-2023.  Going forward, participants in the SRIP will be eligible for annual payouts under the Bank of Hawaii Corporation Executive Incentive Plan (“EIP”), but will not be eligible for future equity incentive awards.

The following named executive officers were selected to participate in the SRSGP:

GRANTEE	Retention Amount	Restricted Stock Grants
James C. Polk	$1,000,000	10,737
Dean Y. Shigemura	$1,000,000	10,737

As more fully set forth in the SRSGP Restricted Stock Grant Agreement (Performance Based), a form of which is attached hereto as Exhibit 10.3 and incorporated herein by reference, each SRSGP participant is granted a performance-based award in the form of restricted stock with vesting following a five-year performance period, pursuant to the 2014 Stock and Incentive Plan.  For the award to vest, the participant must remain employed with the Bank through March 31, 2026, and perform at a level that meets expectations.

The final award amounts will also depend upon the Bank's performance relative to regional bank comparators, as measured by certain performance metrics, over the five-year performance period of 2021-2026.  SRSGP participants will remain eligible for annual equity incentive awards as well as EIP payouts.

As the below chart illustrates, the vesting of all awards under the Retention Program will depend upon the Bank’s performance relative to S&P Supercomposite Regional Bank Index comparator companies (excluding banks with assets > $50.0 billion). The percentile rank is determined as the average of the numerical measures with respect to return on equity and stock price to book ratio over the three- and five-year vesting periods of the SRIP and SRSGP, respectively.

Return on Equity and Stock Price to Book Ratio
Financial Performance Criteria Average Percentile Rank	Applicable Percentage
75th and Above (Maximum)	100%
62.5th – 74.99th	75%
50th - 62.49th	50%
Below 50th	0%

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.

10.1	Bank of Hawaii Corporation 2014 Stock and Incentive Plan – SRIP Letter Agreement

10.2	Bank of Hawaii Corporation 2014 Stock and Incentive Plan – SRIP Restricted Stock Grant Agreement

10.3	Bank of Hawaii Corporation 2014 Stock and Incentive Plan – SRSGP Restricted Stock Grant Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2021	Bank of Hawaii Corporation

	By:	/s/ Patrick M. McGuirk
Patrick M. McGuirk
Senior Executive Vice President and Corporate Secretary